                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]                [ ] Confidential, for Use of the
Filed by a Party other than the                Commission Only (as permitted by
Registrant [ ]                                 Rule 14a-6(e)(2))
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11 or section 240.14a-12

                               BMC Software, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set for the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   [BMC LOGO]
                               BMC SOFTWARE, INC.
                                 HOUSTON, TEXAS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 28, 2000

To the Stockholders of
BMC Software, Inc.:

     The annual meeting of stockholders of BMC Software, Inc., a Delaware corporation (the "Company"), will be held at 2101 CityWest Boulevard, Houston, Texas, 77042-2827 on August 28, 2000 at 10:00 a.m., Central Daylight Time, for the following purposes:

          1. To elect seven directors of the Company, each to serve until the next annual meeting or until his respective successor has been duly elected and qualified;

          2. To ratify the Board of Directors' appointment of Arthur Andersen LLP as the Company's independent accountants;

          3. To approve an amendment to the BMC Software, Inc. 1996 Employee Stock Purchase Plan to remove the six-month employment requirement for participation; and

          4. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

     A record of stockholders has been taken as of the close of business on July 10, 2000, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A list of stockholders will be available commencing July 14, 2000 and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 2101 CityWest Boulevard, Houston, Texas 77042-2827 and at the time and place of the annual meeting.

                                            By Order of the Board of Directors,

                                            /s/ M. BRINKLEY MORSE
                                            ------------------------------
July 24, 2000                               M. Brinkley Morse
                                            Secretary

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU MAY VOTE YOUR SHARES BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD, BY A TELEPHONE VOTE, OR BY VOTING ELECTRONICALLY VIA THE INTERNET. PLEASE SEE THE ACCOMPANYING INSTRUCTIONS FOR DETAILS ON TELEPHONE AND ELECTRONIC VOTING. RETURNING YOUR PROXY PROMPTLY WILL ASSIST THE COMPANY IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION.

     BY SUBMITTING YOUR PROXY (EITHER BY EXECUTING AND RETURNING THE PAPER PROXY CARD, BY A TELEPHONE VOTE, OR BY VOTING ELECTRONICALLY VIA THE INTERNET), YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, REGARDLESS OF WHETHER YOU HAVE SUBMITTED A PROXY. IN ADDITION, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS EXERCISE AT THE MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S SECRETARY OR BY SUBMITTING A LATER-DATED PROXY.

     THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS WILL BE MADE AVAILABLE ON THE INTERNET (WWW.BMC.COM/CORPORATE/INVRELS) ON OR ABOUT JULY 24, 2000.

                               BMC SOFTWARE, INC.
                            2101 CITYWEST BOULEVARD
                           HOUSTON, TEXAS 77042-2827

                                 JULY 24, 2000

                                PROXY STATEMENT

                              GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement is furnished to the stockholders of BMC Software, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board"). The proxies are to be voted at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 2101 CityWest Boulevard, Houston, Texas 77042-2827, at 10:00 a.m., Central Daylight Time, on August 28, 2000, and any adjournments thereof, for the purposes set forth in the accompanying notice. The Board is not aware of any other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the persons designated as the proxies. This proxy statement and the accompanying form of proxy have been mailed to stockholders on or about July 24, 2000.

RECORD DATE AND VOTING RIGHTS

     As of July 10, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote 246,704,032 shares of the common stock, $.01 par value, of the Company (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter presented at the meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as a vote against the proposals, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

VOTING OF PROXY; REVOCABILITY

     Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted FOR the election of the nominees named herein to the Board, FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants and FOR the approval of an amendment to the Company's 1996 Employee Stock Purchase Plan. Any proxy may be revoked at any time prior to its exercise by delivery to the Secretary of the Company of written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

ANNUAL REPORT

     An Annual Report to Stockholders on Form 10-K (the "Annual Report"), containing financial statements for the fiscal year ended March 31, 2000, accompanies this proxy statement.

     Stockholders are referred to the Annual Report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this proxy statement and is not deemed to be a part hereof.

                        ITEM ONE: ELECTION OF DIRECTORS

NOMINEES

     Each of the persons named below has been nominated for election as a director of the Company until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Each of the nominees listed below was elected by the stockholders at the last annual meeting and is currently a director. All directors serve one year terms. No proxy may be voted for more persons than the number of nominees listed below. Shares represented by all duly executed proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees named below. The Board knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, the shares represented by duly executed proxies received by the Company will be voted for the election of a substitute nominee selected by the Board. The nominees receiving a majority of the votes cast at the meeting will be elected as directors. Stockholders may not cumulate their votes in the election of directors.

     Certain information concerning the nominees is set forth below:

                                                                                DIRECTOR
NAME                                AGE   POSITION AND OFFICES OF THE COMPANY    SINCE
----                                ---   -----------------------------------   --------
Max P. Watson Jr. ................  54    Chairman of the Board, President        1990
                                          and Chief Executive Officer
John W. Barter....................  53    Director                                1988
B. Garland Cupp...................  59    Director                                1989
Meldon K. Gafner..................  52    Director                                1987
L. W. Gray........................  63    Director                                1991
George F. Raymond.................  63    Director                                1987
Tom C. Tinsley....................  47    Director                                1997

     Mr. Watson joined the Company in October 1985 and has served as President and Chief Executive Officer since April 1990 and as Chairman of the Board since January 1992. He served as Executive Vice President and Chief Operating Officer from January 1989 to April 1990 and as Senior Vice President, North American Sales and Marketing from February 1987 to December 1988.

     Mr. Barter has been a director of Kestrel Solutions, Inc. since October 1998 and its Chief Financial Officer since January 2000. Kestrel Solutions is a privately held manufacturer of high speed fiber optic communications systems for advanced public and private networks. Prior to joining Kestrel Solutions full-time in January 2000, Mr. Barter had been since January 1998 a consultant and private investor. Mr. Barter was employed from 1977 until his retirement in December 1997 with AlliedSignal, Inc. in various financial and executive capacities. From July 1988 to September 1994 he served as Senior Vice President and Chief Financial Officer of AlliedSignal, Inc., and from October 1994 to December 1997 he served as Executive Vice President of AlliedSignal, Inc. and President of AlliedSignal Automotive.

     Mr. Cupp was employed by the American Express Corporation from 1978 to 1995 in various executive positions, his last position before retiring in 1995 was Executive Vice President -- TRS Technologies and Chief Information Officer at the Travel Related Services subsidiary of American Express Corporation. Mr. Cupp is currently a private investor. Mr. Cupp is Chairman of the Board of Apex Mortgage Company, a bank holding company, and a director of Edmond Bank and Trust Company.

     Mr. Gafner is Chairman of the Board of Kestrel Solutions. He was President, CEO and Chairman of the Board of Comstream Corporation, a manufacturer of high speed satellite earth stations for data distribution, from July 1988 to July 1997.

     Mr. Gray is a private investor. He was employed from 1961 to 1987 by the International Business Machines Corporation ("IBM") in various executive capacities including President, National Marketing Division. He was a corporate vice president of IBM from 1983 to 1987.

     Mr. Raymond is a private investor and a director of several public and privately held software companies. He founded Automatic Business Centers, Inc. ("ABC"), a payroll processing company in 1972 and sold the company to CIGNA Corporation ("CIGNA") in 1983. Mr. Raymond and other members of ABC's management repurchased ABC in 1986 from CIGNA and sold ABC to Automatic Data Processing Corporation in 1989. Mr. Raymond is a director of DocuCorp International, Inc. and Atlantic Data Services, Inc.

     Mr. Tinsley is a Special Advisor with General Atlantic Partners, a private equity investment firm. From November 1995 to July 1999, he served in various executive positions at Baan Company N.V., a leading provider of enterprise software applications. Most recently, he served as Chairman and Chief Executive of the Management Board of Baan. Prior to joining Baan, he was a Director at McKinsey & Company, Inc., where he was employed for eighteen years. Mr. Tinsley is a director of Meta-4, Philanthropic Research Inc., Talus Solutions, Internosis, Ztango.com, X-changing and Avisent.

BOARD ORGANIZATION AND MEETINGS

     The Board met seven times in fiscal 2000. No Board member attended fewer than 75% of the total number of meetings of the Board and of the committees on which he served.

     The Board has established an Audit Committee and a Compensation Committee to act on behalf of the Board and to advise the Board with respect to specific matters. The Board does not have a standing nominating committee or a committee that performs a similar function. The responsibilities of the Audit Committee and Compensation Committee are as follows:

     Audit Committee. The Audit Committee is comprised entirely of directors who are not officers of the Company. The Audit Committee has been established to discuss the scope and plan of the annual audit of the books and records of the Company; to review, evaluate and advise the Board with respect to the engagement of independent public accountants; to review the adequacy of internal accounting procedures; and to review audit results. Messrs. Barter, Raymond and Tinsley are members of the Audit Committee, which held seven meetings in fiscal 2000.

     Compensation Committee. The Compensation Committee is comprised entirely of directors who are not officers of the Company. The Compensation Committee's function is to review the compensation levels of the Company's executive officers; to administer the Company's stock option and incentive stock plans; and to authorize bonuses and awards under such plans and any other form of remuneration. Messrs. Barter, Gafner and Cupp are members of the Compensation Committee, which held nine meetings in fiscal 2000.

COMPENSATION OF DIRECTORS

     Board members (other than those employed by the Company) receive a fixed annual fee of $25,000. All board members are reimbursed for travel and certain other expenses incurred in connection with their duties as directors of the Company.

     In August 1994, the Company's stockholders approved the BMC Software, Inc. 1994 Nonemployee Directors' Stock Option Plan (the "1994 Directors' Plan"). The 1994 Directors' Plan provides for automatic grants of "nonqualified" stock options to nonemployee directors, with a one-time 40,000 share grant to a newly elected director and annual 20,000 share grants to each existing director upon his or her annual re-election. The 1994 Directors' Plan has 800,000 shares reserved for issuance. All options granted under the 1994 Directors' Plan have an exercise price equal to fair market value on the grant date and vest quarterly in 6.25% increments over four years from the grant date.

     THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

                 ITEM TWO: PROPOSAL TO RATIFY THE SELECTION OF
                              INDEPENDENT AUDITORS

APPOINTMENT OF ARTHUR ANDERSEN LLP

     The Board, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP, independent public accountants, as the Company's independent accountants for the fiscal year ending March 31, 2001, subject to ratification of this appointment by the stockholders of the Company. Arthur Andersen LLP performed audit services in connection with the examination of the financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2000 and is considered by management of the Company to be well qualified. If this proposal does not receive a majority vote at the meeting, the Board will reconsider the appointment. Representatives of Arthur Andersen LLP will be present at the 2000 Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and to answer appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.

               ITEM THREE: APPROVAL OF THE THIRD AMENDMENT TO THE
              BMC SOFTWARE, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN

     The Third Amendment to the BMC Software, Inc. 1996 Employee Stock Purchase Plan (the "Amendment") removes the six-month employment requirement for participation. The Amendment was approved by the Board on July 17, 2000, subject to stockholder approval at the Annual Meeting, and is effective January 1, 2001.

SUMMARY OF THE AMENDMENT

     The BMC Software, Inc. 1996 Employee Stock Purchase Plan (the "Plan") currently provides for grants of options as of each January 1 and July 1 (each such date a "Date of Grant") with six-month terms beginning on the Date of Grant (the "Option Period") to employees of the Company and its participating subsidiaries who have been continuously employed for at least six months as of the applicable Date of Grant and who are scheduled to work more than twenty hours per week during the applicable Option Period. However, an employee may not be granted an option under the Plan if after the granting of the option such employee would be deemed to own 5% or more of the combined voting power or value of all classes of stock of the Company. Further, an employee who is both highly compensated (within the meaning of the Internal Revenue Code (the "Code") provisions applicable to employee benefit plans) and an officer of the Company or a participating subsidiary at or above the level of Vice President is not eligible to participate in the Plan.

     If the Amendment is approved by the stockholders of the Company, then, effective January 1, 2001, employees of the Company and its participating subsidiaries who have been continuously employed for the required employment period as of the Date of Grant and who are scheduled to work more than twenty hours per week during the applicable Option Period will be eligible to participate in the Plan. The Amendment defines the "required employment period" as the period beginning on the business day before the first day of the payroll period next preceding the applicable Date of Grant and ending on such Date of Grant. Thus, the Amendment substitutes a payroll period employment requirement for the six-month employment requirement. However, the Amendment retains the 5% stock ownership and highly compensated employee/Vice President eligibility exclusions described in the preceding paragraph.

SUMMARY OF THE PLAN

     In 1996, the Board of Directors and the stockholders of the Company adopted the Plan. The Plan authorizes the issuance of up to 1,000,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits and certain other events) and provides that no options may be granted under the Plan after June 3, 2006. A committee appointed by the Board of Directors (the "Committee") is charged with the general administration of the Plan and has the authority to designate any present or future subsidiary of the Company as a participating subsidiary.

     For each Option Period during the term of the Plan, unless the Committee determines otherwise, each eligible employee may authorize payroll deductions to be made during the Option Period, which amounts are used at the end of the Option Period to acquire shares of Common Stock at 85% of the fair market value of the Common Stock on the first or the last day of the Option Period, whichever amount is lesser. Employees have discretion to determine the amount of their payroll deduction under the Plan, subject to the limit that not more than 10% of compensation may be deducted in any Option Period and other limitations set forth in Section 423 of the Code. However, no more than 3,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits and certain other events) may be subject to an option granted for any Option Period. Further, no employee may purchase Common Stock under the Plan valued at more than $25,000 for each calendar year in accordance with the provisions of the Code. An employee may withdraw from the Plan, in whole but not in part, at any time prior to the first day of the payroll period that contains the last day of an Option Period, by delivering a withdrawal notice to the Company, in which event the Company will refund the entire amount of the payroll deductions during the Option Period, without interest.

     As of July 1, 2000, 5,492 employees were eligible to participate in the Plan and 2,719 employees participated. As of July 1, 2000, there were 344,000 shares of Common Stock (exclusive of shares subject to options granted on July 1, 2000) available for issuance pursuant to the Plan.

TEXT OF THE AMENDMENT

     The Amendment deleted Paragraph 4 of the Plan and in its place substituted the following:

          "4. Eligibility. All individuals who have been continuously employed (including any authorized leave of absence) by the Company or any Participating Company for the required employment period (defined below) as of the applicable date of grant (defined below) and who are scheduled to work more than 20 hours per week during the applicable option period (defined below) shall be eligible to participate in the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, (a) owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code) or (b) is both a highly compensated employee (within the meaning of Section 414(q) of the Code) and an officer of the Company or a Participating Company at or above the level of Vice President. The term required employment period means, with respect to each date of grant, the period beginning on the business day before the first day of the payroll period next preceding such date of grant and ending on such date of grant."

     Prior to the Amendment, Paragraph 4 read as follows:

          "4. Eligibility. All employees of the Company and the Participating Companies who have been continuously employed by the Company or any Participating Company for at least six months (including any authorized leave of absence meeting the requirements of Treasury Regulation 1.421-7(h)(2)) as of the applicable date of grant (defined below) and who are scheduled to work more than 20 hours per week during the applicable option period (defined below) shall be eligible to participate in the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, (a) owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code) or (b) is both a highly compensated employee (within the meaning of
     Section 414(q) of the Code) and an officer of the Company or a Participating Company at or above the level of Vice President."

VOTE REQUIRED

     The proposal to approve the Amendment requires the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same effect as a vote against the proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE THIRD AMENDMENT TO THE BMC SOFTWARE, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN.

                            ITEM FOUR: OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the 2000 Annual Meeting of Stockholders. However, if any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the persons designated as the proxies.

                               OTHER INFORMATION

CERTAIN STOCKHOLDERS

     The following table sets forth as of July 10, 2000 certain information regarding beneficial ownership of the Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, each director, the Chief Executive Officer, each of the four other most highly compensated executive officers and all directors and officers as a group. Unless otherwise indicated, the stockholders have sole voting and investment power with respect to shares beneficially owned by them, subject to community property laws, where applicable.

                                                                COMMON
                                                                STOCK
NAME                                                            OWNED      PERCENT
----                                                          ----------   -------
Massachusetts Financial Services Company....................  24,493,293     9.9%
  500 Bolyston Street
  Boston, MA 02116
T. Rowe Price Associates, Inc. .............................  13,284,216     5.4%
  100 East Pratt Street
  Baltimore, MD 21202
Max P. Watson Jr.(1)........................................   3,175,180     1.3%
William M. Austin(2)........................................     343,504       *
Robert E. Beauchamp(3)......................................     347,028       *
Darroll Buytenhuys(4).......................................      47,000       *
Kevin M. Weiss(5)...........................................     162,200       *
John W. Barter(6)...........................................     174,000       *
B. Garland Cupp(7)..........................................     200,218       *
Meldon K. Gafner(8).........................................     130,000       *
L. W. Gray(9)...............................................     182,000       *
George F. Raymond(10).......................................     135,912       *
Tom C. Tinsley(11)..........................................      62,500       *
All directors and officers as a group (17 persons)(12)......   5,836,312     2.3%

---------------

  *  Represents less than 1%.

 (1) Includes 2,315,000 shares subject to employee stock options exercisable within 60 days after July 10, 2000 and 160,000 shares held by trusts for the benefit of Mr. Watson's children, of which he is one of two trustees and shares voting and investment powers. Mr. Watson disclaims beneficial ownership of the shares held by trusts for the benefit of his children.

 (2) Includes 195,000 shares subject to employee stock options exercisable within 60 days after July 10, 2000 and 115,000 shares of restricted stock.

 (3) Includes 272,028 shares subject to employee stock options exercisable within 60 days after July 10, 2000 and 75,000 shares of restricted stock.

 (4) Includes 7,000 shares subject to employee stock options exercisable within 60 days after July 10, 2000 and 40,000 shares of restricted stock.

 (5) Includes 106,200 shares subject to employee stock options exercisable within 60 days after July 10, 2000 and 45,000 shares of restricted stock.

 (6) Includes 150,000 shares subject to nonemployee director stock options exercisable within 60 days after July 10, 2000.

 (7) Includes 190,000 shares subject to nonemployee director stock options exercisable within 60 days after July 10, 2000.

 (8) Includes 130,000 shares subject to nonemployee director stock options exercisable within 60 days after July 10, 2000.

 (9) Includes 182,000 shares subject to nonemployee director stock options exercisable within 60 days after July 10, 2000.

(10) Includes 124,000 shares subject to nonemployee director stock options exercisable within 60 days after July 10, 2000.

(11) Includes 62,500 shares subject to nonemployee director stock options exercisable within 60 days after July 10, 2000.

(12) Includes 4,478,414 shares subject to stock options exercisable within 60 days after July 10, 2000 and 356,366 shares of restricted stock.

EXECUTIVE OFFICERS

     The executive officers are elected to serve annual terms. Certain information concerning the Company's executive officers as of the date of this proxy statement is set forth below, except that information concerning Mr. Watson is set forth above under Item One: "Election of Directors."

NAME                          AGE                          POSITION
----                          ---                          --------
William M. Austin...........  54    Senior Vice President, Chief Financial Officer
Robert E. Beauchamp.........  40    Senior Vice President, Product Management and
                                    Development
Darroll Buytenhuys..........  52    Senior Vice President, Field
                                    Operations -- International
M. Brinkley Morse...........  42    Senior Vice President, Corporate Development
Debra A. Tummins............  48    Senior Vice President, Field Operations -- Americas
Robert H. Whilden, Jr. .....  65    Senior Vice President, General Counsel
Roy J. Wilson...............  44    Senior Vice President, Human Resources
John W. Cox.................  41    Vice President, Chief Accounting Officer
Wayne S. Morris.............  43    Vice President, Corporate Marketing
Stephen B. Solcher..........  39    Vice President, Treasurer

     Mr. Austin has been Senior Vice President and Chief Financial Officer since January 1997. Prior to joining the Company, Mr. Austin was employed since 1991 with McDonnell Douglas Corporation in various senior financial positions, lastly as Vice President and Chief Financial Officer of McDonnell Douglas Aerospace, a division of McDonnell Douglas Corporation. From 1973 to 1991, Mr. Austin was employed with Bankers Trust Company in various positions, serving as Managing Director -- Acquisition and Structured Finance from 1989 to 1991.

     Mr. Beauchamp has been Senior Vice President, Product Management and Development since August 1997. He has been employed by the Company since 1988, when he joined the Company as a senior sales representative. During his employment with the Company, he has served in various senior sales, marketing and strategic planning positions, and was Vice President, Business Strategy, prior to his appointment to his current position.

     Mr. Buytenhuys joined the Company in April 1999 with the Company's acquisition of New Dimension Software Ltd. From April 1999 to January 2000, he served as Vice President, IT Process Automation, and he was appointed Senior Vice President, Field Operations -- International in January 2000. Prior to joining the Company, Mr. Buytenhuys served as President of New Dimension, Inc., the United States subsidiary of New Dimension Software Ltd., since 1995.

     Mr. Morse joined the Company in November 1988 as General Counsel and Secretary and served as General Counsel from November 1988 to September 1998, when he became Senior Vice President, Corporate Development. He continues to serve as Secretary.

     Ms. Tummins was appointed Senior Vice President, Field
Operations -- Americas in July 2000. She joined the Company in 1987 and has served in a variety of sales and senior sales management positions, most recently as Vice President, from 1995 until March 2000. In her most recent capacity she was responsible for the Company's North American Eastern division, strategic accounts, and North American channels.

     Mr. Whilden joined the Company in January 2000 as Senior Vice President, General Counsel. Prior to joining the Company, he had been a partner with the law firm of Vinson & Elkins, L.L.P. in Houston, Texas for more than five years.

     Mr. Wilson joined the Company in September 1997 as Senior Vice President, Human Resources. He was employed by Compaq Computer Corporation as Vice President, Human Resources, from 1993 to September 1997 and by the Pearle Vision subsidiary of Grand Metropolitan PLC from 1990 to 1993 as Senior Vice President, Human Resources.

     Mr. Cox was appointed Vice President, Chief Accounting Officer in December 1999. He has been employed by the Company since 1989, when he joined the Company as manager of taxation. During his employment with the Company, he has served in various senior taxation and finance positions, and was Vice President of Taxation and Investor Relations, prior to his appointment to his current position.

     Mr. Morris has served as Vice President, Corporate Marketing since July 1998. He joined the Company in January 1995 and has held several senior marketing positions. Prior to joining the Company he was Vice President of Marketing for Enterprise Software Corporation and a marketing and business unit manager for Hewlett-Packard Company.

     Mr. Solcher joined the Company as Assistant Treasurer in September 1991 and has served as Treasurer since April 1992 and Vice President since 1998. Prior to joining the Company, Mr. Solcher was employed as an audit manager by Arthur Andersen LLP, the Company's independent auditors, from 1983 to 1991.

                             EXECUTIVE COMPENSATION

     The following tables and notes thereto present information concerning the cash compensation, restricted stock grants, stock option grants and stock option exercises of the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, serving as executive officers at the end of fiscal year 2000 (the "Named Executive Officers"). The Company's compensation policies are discussed below under the caption "-- Report of the Compensation Committee of the Board."

                              SUMMARY COMPENSATION

                                                                                                SECURITIES
                                                                   OTHER ANNUAL   RESTRICTED    UNDERLYING
                                    FISCAL   SALARY      BONUS     COMPENSATION   STOCK AWARD    OPTIONS
NAME AND PRINCIPAL POSITION          YEAR      ($)        ($)         ($)(1)          ($)          (#)
---------------------------         ------   -------   ---------   ------------   -----------   ----------
Max P. Watson Jr. ................   2000    400,000     817,348       5,000           0               0
  Chairman of the Board, President   1999    400,000   1,903,901       5,000           0         500,000
  and Chief Executive Officer        1998    240,000     848,191       5,000           0               0
William M. Austin(2)..............   2000    200,000     272,576       5,000           0               0
  Senior Vice President,             1999    190,000     668,509       5,000           0         225,000
  Chief Financial Officer            1998    140,000     368,409       5,000           0               0
Robert E. Beauchamp...............   2000    220,000     329,652       5,000           0               0
  Senior Vice President, Product     1999    220,000     839,926       5,000           0         225,000
  Management and Development         1998    120,000     394,522       5,000           0               0
Darroll Buytenhuys(3).............   2000    145,417     385,654      20,769(4)        0         135,000
  Senior Vice President,             1999         --          --          --          --              --
  Field Operations --
  International                      1998         --          --          --          --              --
Kevin M. Weiss....................   2000    197,083     318,850       5,000           0         100,000
  Special Assistant to the
  President                          1999    128,750     540,486       5,000           0          25,000
                                     1998    100,000     393,041       5,000           0          48,000

---------------

(1) Represents nondiscriminatory Board authorized matching contributions under the Company's 401(k) plan.

(2) At March 31, 2000, Mr. Austin held 40,000 shares of restricted stock valued at $1,975,000 using the closing market price of $49.375.

(3) Mr. Buytenhuys joined the Company in April 1999 with the Company's acquisition of New Dimension Software Ltd.

(4) Represents $20,769 of vacation pay and relocation bonus.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information on option grants in fiscal 2000 to the Named Executive Officers.

                                            INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                         -------------------------------------------------------      VALUE AT ASSUMED
                           NUMBER OF       PERCENT OF                               ANNUAL RATES OF STOCK
                          SECURITIES      TOTAL OPTIONS                            PRICE APPRECIATION FOR
                          UNDERLYING       GRANTED TO     EXERCISE                     OPTION TERM(2)
                            OPTIONS       EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
                         GRANTED(#)(1)     FISCAL YEAR    ($/SHARE)      DATE        5%($)        10%($)
                         -------------    -------------   ---------   ----------   ----------   ----------
Max P. Watson Jr. .....          --             --              --          --            --           --
William M. Austin......          --             --              --          --            --           --
Robert E. Beauchamp....          --             --              --          --            --           --
Darroll Buytenhuys.....      35,000            0.4%         35.875     4/14/09       789,656    2,001,143
                            100,000            1.0%        46.0938     1/21/10     2,898,814    7,346,165
Kevin M. Weiss.........      25,000            0.3%         52.125     8/10/09       819,528    2,076,846
                             75,000            0.8%        46.0938     1/21/10     2,174,111    5,509,623

---------------

(1) All options listed were granted pursuant to the 1994 Employee Incentive Plan. The option exercise price is the market price when granted; the options have a term of 10 years and vest in 20% annual increments on the first through fifth anniversaries of the grant date.

(2) Potential realizable values are based on assumed annual rates of return specified by the Securities and Exchange Commission. Such increases in values are based on speculative assumptions and should not inflate expectations of the future market value of the Company's Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal 2000 by the Named Executive Officers and the value of such officers' unexercised options at March 31, 2000 using the closing market price of $49.375.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT              IN-THE-MONEY OPTIONS AT
                           SHARES                        FISCAL YEAR-END(#)            FISCAL YEAR-END($)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                         EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                         -----------   -----------   -----------   -------------   -----------   -------------
Max P. Watson Jr. .....    230,000     11,718,000     2,435,724       400,000      102,719,575     1,366,000
William M. Austin......     55,000      1,109,462       205,000       340,000        4,604,075     5,065,100
Robert E. Beauchamp....     75,852      3,691,837       264,028       484,000        5,409,316     7,626,780
Darroll Buytenhuys.....         --             --             0       135,000                0       800,620
Kevin M. Weiss.........     36,000      1,934,160        77,200       264,800        2,201,690     5,971,668

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

     The Compensation Committee is composed of three nonmanagement directors, who are "independent directors" under Section 16 of the Securities Exchange Act of 1934. The Compensation Committee designs and administers the compensation programs for the Company's executive officers and other key employees and makes grants under the Company's equity compensation plans. The Compensation Committee, with the aid of internal staff and independent compensation consultants, at least annually reviews and evaluates the Company's compensation programs to determine their effectiveness in attracting, motivating and retaining highly skilled executive officers.

     Compensation Philosophy. The Company's compensation program for its executive officers is designed to preserve and enhance stockholder value by heavily emphasizing performance-based compensation. The program is directed towards motivating executives to achieve the Company's business objectives, to reward them for their achievement and to attract and retain executive officers who contribute to the Company's long-term success. Competition is intense for senior executives within the high technology and computer software industries, with established companies and start-ups aggressively recruiting management talent. A key design criterion for the Company's compensation programs is therefore the retention of its senior management and other key employees.

     Compensation Components. The Company's executive compensation program has three primary components: base salary, annual cash incentive bonuses and long-term incentives. Each is discussed below.

     Base Salary. The level of base salary paid to executive officers is determined on the basis of the importance of the position and on market data. The salaries have historically been set at the low end of the competitive market. Messrs. Buytenhuys and Weiss received salary increases at the time of their promotion as an executive officer. No base salary increases were made during fiscal year 2000 for the other Named Executive Officers of the Company.

     Annual Cash Incentive Bonuses. Since 1990, the Company has employed an annual cash incentive compensation program under which bonus amounts are based on year-over-year increases in pre-tax earnings (excluding one-time charges and extraordinary items). Under this program, approximately 4% of the increase in such pre-tax earnings is allocated to a bonus pool. The Compensation Committee establishes targeted bonus amounts for each participating executive at the beginning of the fiscal year. The individual executive officer's percentage participation in this pool is based primarily on the ratio of his targeted annual bonus amount to the total targeted bonus amounts of all participating executives.

     This plan has historically generated annual bonuses in the 90th percentile of peer companies because of the Company's success and financial performance. Taken with the executive officers' low relative salary levels, this program heavily weights a participant's total targeted annual cash compensation to the performance-based bonus amount. The Compensation Committee has targeted a ratio between base salary and the targeted annual cash bonus of one to between three and four.

     For fiscal 2000, the Compensation Committee determined not to adjust the annual bonus plan and made no material changes to the plan. In reaching this decision, the Compensation Committee projected bonuses for fiscal 2000 using estimates of pre-tax earnings growth. These estimates indicated that pre-tax earnings growth in the range of 25% would generate bonuses significantly higher than prior period bonuses. The Company's actual pre-tax earnings growth in fiscal 2000 was below its beginning of the year projections of earnings growth; consequently, the actual annual bonuses for fiscal 2000 were significantly less than the targeted bonus amounts established at the beginning of the fiscal year.

     Long Term Incentives. The Company granted equity-based incentives in fiscal 2000 to Messrs. Buytenhuys and Weiss in connection with their respective promotions to executive officer. No other grants of equity-based incentives were made to any of the other Named Executive Officers, including the Chief Executive Officer, during fiscal 2000.

     Compensation of the Chief Executive Officer. As described above, the Company determines compensation for all executives, including the Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation. Mr. Watson's base salary was $400,000 for fiscal 2000, which the Company believes is in the bottom quartile of base salaries of chief executive officers of peer companies. The Chief Executive Officer's annual cash bonus was based on his individual targeted amount of the annual incentive pool as described above.

     Deductibility. Internal Revenue Code Section 162(m) precludes a public corporation from taking a deduction in excess of $1 million for its chief executive officer or any of its four other highest paid officers. Performance-based compensation meeting criteria in Section 162(m), however, is specifically exempt from the deduction limit. The Company's long-term incentive grants to the Named Executive Officers have all been designed to qualify as exempt performance-based compensation. The Company has not taken actions necessary to qualify its annual cash incentive plan for the exclusion to Section 162(m). The Company's performance in fiscal 2000 caused the total cash compensation of Mr. Watson to exceed the Section 162(m) limit by $217,348. While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in fiscal 2000, it also intends to maintain the flexibility to take actions that it considers to be in the Company's best interests and to take into consideration factors other than tax deductibility.

     Respectfully submitted by the Compensation Committee of the Board of Directors of the Company:

John W. Barter

B. Garland Cupp

Meldon K. Gafner

PERFORMANCE GRAPH

     The following indexed graph indicates the Company's total return to its stockholders for the five year period ended March 31, 2000, as compared to the total return over such period for the Standard & Poor's 500 Composite Index and the Standard & Poor's Computer Software & Services Composite Index. This graph assumes a $100 investment at the beginning of such period and the reinvestment of all dividends.

                                    [CHART]

--------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
--------------------------------------------------------------------------------
 BMC Software          100.00    171.77    289.40    525.86    465.08    619.59
 S&P 500               100.00    132.10    158.29    234.26    277.51    327.30
 S&P Computer
  Software/Services    100.00    146.75    226.67    336.45    489.69    804.40

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that, during the fiscal year ended March 31, 2000, all filing requirements of Section 16(a) of the Securities Exchange Act of 1934 applicable to the Company's directors, executive officers and greater than ten-percent beneficial owners were complied with except that Roy Wilson reported late on Form 5 the exercise of employee stock options to purchase 14,200 shares of Common Stock and the sale of those shares and Kevin M. Weiss reported late on Form 4 the grant of employee stock options to purchase 25,000 shares of Common Stock.

RELATED TRANSACTIONS

     John S. Watson, the brother of Max P. Watson Jr., the Company's Chairman of the Board, President and Chief Executive Officer, is a partner in the law firm of Vinson & Elkins L.L.P., which is the Company's principal outside counsel. Vinson & Elkins invoiced the Company approximately $2,626,000 for legal services rendered in fiscal 2000.

                             STOCKHOLDER PROPOSALS

     Proposals received from the stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2001 Annual Meeting of Stockholders if they are received by the Company on or before March 26, 2001. Any stockholder proposal should be directed to the attention of the Secretary of the Company, at the address indicated on page 1 of this proxy statement. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company on or prior to June 9, 2001. The Company will have discretionary authority with respect to stockholder proposals submitted for consideration at the 2001 Annual Meeting of Stockholders that are not "timely" within the meaning of Rule 14a-4(c).

                           ANNUAL REPORT ON FORM 10-K

     The Company has furnished a copy of the Company's Annual Report, as filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedule thereto to each person whose proxy is being solicited. The Company will furnish to any such person any exhibit described in the list accompanying the Annual Report, upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to Mr. M. Brinkley Morse, Secretary of the Company, at the Company's principal address as shown on page 1 of this proxy statement.

                               OTHER INFORMATION

     Internet and telephone voting. Stockholders have the opportunity to vote via the Internet or by telephone. Votes submitted electronically via the Internet or by telephone must be received by midnight Eastern Daylight Time, on August 27, 2000. Submitting a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting of Stockholders. To vote via the Internet or by telephone, please refer to the accompanying instructions.

     The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

     Transfer Agent. Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates to: Fleet National Bank, c/o Equiserve, Limited Partnership, P.O. Box 8040, Boston, MA 02266-8040. The Company's transfer agent may also be reached via the Internet at www.equiserve.com, by telephone at (781) 575-3120 or by facsimile at (781) 828-8813.

                                 OTHER MATTERS

     The Annual Report for the fiscal year ended March 31, 2000 has been mailed to each stockholder entitled to vote at the Annual Meeting.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company has engaged Corporate Investor Communications, Inc. to act as its proxy solicitor and anticipates that its fees will be approximately $10,000 in connection therewith. In addition to solicitations by mail, a number of officers, directors and regular employees of the Company may, if necessary to ensure the presence of a quorum and at no additional expense to the Company, solicit proxies in person or by telephone. The Company also will make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

     The persons designated to vote shares covered by proxies intend to exercise their judgment in voting such shares on other matters that may come before the meeting adjourns. Management does not expect, however, that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                            By Order of the Board of Directors

                                            /s/ M. BRINKLEY MORSE
                                            ----------------------------
                                            M. Brinkley Morse
                                            Secretary

Houston, Texas
July 24, 2000

                                   [BMC LOGO]

                                                                      2210-PS-00

                                  DETACH HERE

                                     PROXY

                               BMC SOFTWARE, INC.

                 PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Max P. Watson Jr. and M. Brinkley Morse, and each of them, with or without the others, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of BMC Software, Inc. (the "Company"), to be held at 2101 CityWest Boulevard, Houston, Texas, on August 28, 2000, at 10:00 a.m., Central Daylight Time, and all adjournments and postponements thereof as follows on the reverse side.

     This Proxy will be voted as you specify on the reverse side. If no specification is made, this Proxy will be voted with respect to item (1) FOR the nominees listed, with respect to item (2) FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ended March 31, 2001 and with respect to item (3) FOR approval of the amendment to the BMC Software, Inc. 1996 Employee Stock Purchase Plan to remove the six-month employment requirement for participation. The undersigned hereby acknowledges receipt of the Notice of the 2000 Annual Meeting and related Proxy Statement and the Company's 2000 Annual Report to Stockholders.

SEE REVERSE                                                          SEE REVERSE
  SIDE           CONTINUED AND TO BE SIGNED ON REVERS SIDE             SIDE

-------------------                                              ------------------
 VOTE BY TELEPHONE                                                VOTE BY INTERNET
-------------------                                              ------------------

It's fast, convenient, and immediate!                            It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                             confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

------------------------------------------------------------    -----------------------------------------------------------------
Follow these four easy steps:                                   Follow these four easy steps:

 1. Read the accompanying Proxy Statement and                    1. Read the accompanying Proxy Statement and
    Proxy Card.                                                     Proxy Card.

 2. Call the toll-free number                                    2. Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).                                http://www.eproxyvote.com/bmcs

 3. Enter your 14-digit Voter Control Number                     3. Enter your 14-digit Voter Control Number
    located on your Proxy Card above your name.                     located on your Proxy Card above your name.

 4. Follow the recorded instructions.                            4. Follow the instructions provided.
------------------------------------------------------------    -----------------------------------------------------------------

YOUR VOTE IS IMPORTANT!                                          YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                                     Go to http://www/eproxyvote.com/bmcs  anytime!

                       DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



                                                      DETACH HERE

[X] PLEASE MARK                                                                                                          -------|
    VOTES AS IN                                                                                                                 |
    THIS EXAMPLE.                                                                                                               |

  1. Election of seven directors to serve until the Company's 2001 Annual Meeting.

     Nominees: (01)Max P. Watson Jr., (02)John W. Barter,       2. Proposal to ratify the appointment by the   FOR  AGAINST  ABSTAIN
               (03)B. Garland Cupp, (04)Meldon K. Gainer,          Board of Directors of Arthur Andersen LLP   [ ]    [ ]      [ ]
               L.W. Gray, (06)George F. Raymond,                   as the Company's independent accountants
               (07)Tom C. Tinsley                                  for the year ended March 31, 2001.

   FOR all nominees [ ]       [ ] WITHHOLD AUTHORITY            3. To approve an amendment to the BMC          [ ]    [ ]      [ ]
    (listed except                   to vote for                   Software, Inc. 1996 Employee Stock
    as marked to                    all nominees                   Purchase Plan to remove the six-month
    the contrary)                      listed                      employment requirement for participation.

   [ ]                                                          4. In their discretion, upon any other business as may properly come
       --------------------------------------------------          before said meeting.
   (INSTRUCTION: To withhold authority for any individual
    nominee, with that nominee's name in the line above.)
                                                                NARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                 [ ]

                                                                (PLEASE RETURN THIS SIGNED PROXY CARD IN THE ACCOMPANYING
                                                                ADDRESSED ENVELOPE)

                                                                Note: Joint owners must each sign. Please sign your name exactly as it appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If held by a corporation, please sign in the full corporate name by the president or other authorized officer.



Signature:                                   Date:              Signature:                                         Date:
          ----------------------------------       ------------            ---------------------------------------       -----------